UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Securities Exchange Act of 1934

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MEI PHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2021

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 250
San Diego, California 92130
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 22, 2021, Mr. Kevan Clemens, a member of the Board of Directors (the “Board”) of MEI Pharma, Inc. (the “Company”) resigned from the Board, effective immediately.

The decision of Mr. Clemens to resign is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of New Director

On November 22, 2021, the Board appointed Mr. Sujay Kango to fill the vacancy on the Board resulting from the vacancy created by the resignation of Mr. Clemens. Mr. Kango was appointed to the Board because of his considerable commercialization and operational experience. Mr. Kango will serve for the remaining term of Mr. Clemens and will be a member of the class of directors whose terms each expire at the Company’s fiscal year 2023 annual meeting of stockholders, or until his earlier resignation or removal.

Mr. Kango is an experienced executive with more than 25 years’ experience in the pharmaceutical and biotechnology industries. He has held senior management positions where he has been instrumental in building commercial infrastructures and teams, while leading multiple global product launches. He joined Acceleron Pharma in 2018 where he most recently served as the Executive Vice President and Chief Commercial Officer and was responsible for establishing the company’s North America commercial presence for luspatercept. Mr. Kango has additionally led multiple global product launches across several therapeutic areas including oncology-hematology, rare diseases, immunology, and virology. Previously Mr. Kango was Vice President of Global Commercial Development for Oncology at AbbVie, prior to which he served as the Executive Vice President and Chief Commercial Officer at Infinity Pharmaceuticals. Mr. Kango also served as Vice President, Global Marketing, and Sales Operations at Onyx Pharmaceuticals, an Amgen subsidiary. Prior to Onyx, he held several leadership positions including Vice President Sales and Marketing-Oncology at Merck & Co., Global Commercial Leader-Procrit®/Eprex® at Ortho-Biotech, and various sales and marketing positions at Schering-Plough. Mr. Kango earned a B.S. in Microbiology and an M.B.A. from McNeese State University.

Mr. Kango will participate in the standard compensation program for non-employee directors, including, for his first year on the Board, prorated annual compensation. In connection with his services as a director, Mr. Kango received an initial stock option grant to purchase 25,000 shares of the Company’s common stock, which are subject to vesting over a three-year period and options to purchase 33,334 shares of the Company’s common stock as a pro-rated portion of the annual option grant made on July 1, 2021 to all of the other members of the Board for fiscal year 2021, under the MEI Pharma, Inc. Amended and Restated 2008 Stock Omnibus Equity Compensation Plan, which are subject to vesting in monthly installments over a twelve-month period, in each case, at an exercise price equal to the closing price of MEI Pharma common stock on November 22, 2021.

There are no related party transactions involving Mr. Kango that are reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Kango and any other person pursuant to which Mr. Kango was selected as a director. There are no family relationships among any of the Company’s directors, executive officers and Mr. Kango.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of MEI Pharma, Inc., dated November 23, 2021 announcing the resignation of Kevan Clemens and the appointment of Sujay Kango to the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: November 23, 2021

Exhibit 99.1

MEI Pharma Appoints Biotechnology Executive Sujay Kango to its Board of Directors

SAN DIEGO, November 23, 2021 – MEI Pharma, Inc. (Nasdaq: MEIP), a late-stage pharmaceutical company focused on advancing new therapies for cancer, today announced the appointment of Mr. Sujay Kango to its board of directors effective November 22, 2021.

“We are very happy to welcome Sujay, an industry leader with considerable commercialization and operational experience, to the MEI board as the company continues to exercise its vision to bring new therapies for cancer to patients,” said Christine A. White, M.D., chairman of the board, MEI Pharma. “As MEI prepares to transition to a commercial stage company, and grow its clinical pipeline, we greatly look forward to benefiting from the more than 25 years of industry insights and experience Sujay brings to the company.”

“As MEI builds its capabilities to become a commercial stage company, I am eager to join the board of directors at this important juncture to support the transformation,” said Sujay Kango. “I look forward to contributing to the growth of MEI, and its success as the company executes on its mission to deliver new therapies to patients with cancer.”

Mr. Sujay Kango is an experienced executive with more than 25 years of experience in the pharmaceutical and biotechnology industries. He has held senior management positions where he has been instrumental in building commercial infrastructures and teams, while leading multiple global product launches. He joined Acceleron Pharma in 2018, where he most recently served as the executive vice president and chief commercial officer and was responsible for establishing the company’s North America commercial presence for luspatercept. Mr. Kango has additionally led multiple global product launches across several therapeutic areas including oncology-hematology, rare diseases, immunology, and virology. Previously Mr. Kango was vice president of global commercial development for oncology at AbbVie, prior to which he served as the executive vice president and chief commercial officer at Infinity Pharmaceuticals. Mr. Kango also served as vice president, global marketing, and sales operations at Onyx Pharmaceuticals, an Amgen subsidiary. Prior to Onyx, he held several leadership positions including vice president sales and marketing-oncology at Merck & Co., global commercial leader-Procrit®/Eprex® at Ortho-Biotech, and various sales and marketing positions at Schering-Plough. Mr. Kango earned a B.S. in Microbiology and an M.B.A. from McNeese State University.

The Company also announced that after many years of service and dedication, Kevan Clemens, Ph.D., has resigned from the company’s board of directors and the compensation committee of the board of directors, effective November 22, 2021. Dr. Clemens served as a member of the company’s board of directors since December 2014.

“We greatly appreciate and value the numerous contributions Kevan has made to MEI during his years of service on the board of directors,” said Dr. White. “His industry and commercialization expertise have been invaluable to the growth and maturation of MEI and the development of its pipeline of drug candidates.”

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a late-stage pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates contains multiple clinical-stage assets, including zandelisib, currently in ongoing clinical trials which may support marketing approvals with the U.S. Food and Drug Administration and other regulatory authorities globally. Each of MEI Pharma’s pipeline candidates leverages a different mechanism of action with the objective of developing therapeutic options that are: (1) differentiated, (2) address unmet medical needs and (3) deliver improved benefit to patients either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com. Follow us on Twitter @MEI_Pharma and on LinkedIn.

Forward-Looking Statements

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; the impact of the COVID-19 pandemic on our industry and individual companies, including on our counterparties, the supply chain, the execution of our clinical development programs, our access to financing and the allocation of government resources; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

David A. Walsey

Tel: 858-369-7104

investor@meipharma.com

Jason I. Spark

Canale Communications for MEI

Tel: 619-849-6005

jason.spark@canalecomm.com